EXPLANATORY NOTE
This Amendment No. 3 to the Offering Statement on Form 1-A filed by AeroClean Technologies, Inc. on September 21, 2021 (as amended by Amendment No. 1 on October 8, 2021 and Amendment No. 2 on October 29, 2021, the “Offering Statement”) is being filed solely to file Exhibit 13.1 to the Offering Statement as set forth below under “EXHIBIT INDEX.” No changes have been made to Part II of the Offering Statement. Accordingly, Part II has been omitted.
PART III — EXHIBITS
Index to Exhibits.
1.1*	Form of Underwriting Agreement
2.1*	Form of Certificate of Incorporation of the Registrant
2.2*	Form of Bylaws of the Registrant
3.1*	Form of Common Stock Certificate
3.2*	Form of Share Purchase Option
3.3*	Form of Registration Rights Agreement
6.1*	Form of 2021 Equity Incentive Plan
6.2*	Consultant Agreement, dated as of May 1, 2020 between CleanCo Bioscience Group LLC and Jason DiBona
6.3*	Executive Employment Agreement, dated as of November 1, 2020, between AeroClean Technologies, LLC and Jason DiBona
6.3.1*	Amendment to Executive Employment Agreement, dated as of May 1, 2021, by and between AeroClean Technologies, LLC and Jason DiBona
6.4*	Confidentiality, Non-Competition, Non-Solicitation and Inventions Assignment Agreement, dated as of November 1, 2020, by and between AeroClean Technologies, LLC and Jason DiBona
6.5*	Executive Employment Agreement, dated as of November 1, 2020, between AeroClean Technologies, LLC and Ryan Tyler
6.5.1*	Amendment to Executive Employment Agreement, dated as of May 1, 2021, by and between AeroClean Technologies, LLC and Ryan Tyler
6.6*	Confidentiality, Non-Competition, Non-Solicitation and Inventions Assignment Agreement, dated as of November 1, 2020, by and between AeroClean Technologies, LLC and Ryan Tyler
6.7*	Form of 2021 Deferred Compensation Plan
6.8*	Form of Non-Employee Directors Stock and Deferred Compensation Plan
6.9*	Form of Employee Stock Purchase Plan
6.10*	Form of Restricted Stock Unit Agreement (Directors)
6.11*	Form of Restricted Stock Unit Agreement
10.1*	Power of Attorney (Included in Signature Pages to the Company’s Offering Statement on Form 1-A (File No. 024-11650) filed with the SEC on September 21, 2021)
11.1*	Consent of Citrin Cooperman & Company, LLP
12.1*	Legal opinion of Freshfields Bruckhaus Deringer US LLP as to the legality of the securities being qualified
13.1	“Testing the Waters” deck

*
Previously filed

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on November 3, 2021.
AEROCLEAN TECHNOLOGIES, INC.
By:
/s/ Jason DiBona

Jason DiBona
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jason DiBona Jason DiBona	Chief Executive Officer (Principal Executive Officer)	November 3, 2021
/s/ Ryan Tyler Ryan Tyler	Chief Financial Officer (Principal Financial Officer)	November 3, 2021
* Amin J. Khoury, PhD (Hon)	Chairman of the Board	November 3, 2021
* David Helfet, M.D.	Director	November 3, 2021
* Michael Senft	Director	November 3, 2021
* Thomas P. McCaffrey	Director	November 3, 2021
* Heather Floyd	Director	November 3, 2021

* By:
/s/ Ryan Tyler

Ryan Tyler
Attorney-In-Fact